UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 5, 2022

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 5, 2022, the Compensation Committee (the “Committee”) and the Board of Directors (the “Board”) of Kaival Brands Innovations Group, Inc. (the “Company,” “we,” “us,” or “our”) approved certain changes in the equity compensation for Nirajkumar Patel, our Chief Executive Officer, and Eric Mosser, our Chief Operating Officer. On March 9, 2022, the Committee approved certain changes in the cash compensation for Mr. Patel and Mr. Mosser.

Termination of Restricted Stock Units

Previously, we granted Mr. Patel 250,000 restricted stock units (“RSUs”), which vest over a three-year period (the “Patel Time Vesting RSUs”), and 500,000 RSUs that vest only upon a change of control of us or if we achieve in excess of $1 billion in accumulated total gross revenues (the “Patel Event Vesting RSUs”). On March 5, 2022, we and Mr. Patel agreed to terminate the (i) 120,833 unvested Patel Time Vesting RSUs and (ii) 500,000 unvested Patel Event Vesting RSUs.

Similarly, we previously granted Mr. Mosser 250,000 RSUs, which vest over a three-year period (the “Mosser Time Vesting RSUs”), and 333,334 RSUs that vest only upon a change of control of us or if we achieve in excess of $1 billion in accumulated total gross revenues (the “Mosser Event Vesting RSUs”). On March 5, 2022, we and Mr. Mosser agreed to terminate the (i) 120,833 unvested Mosser Time Vesting RSUs and (ii) 333,334 unvested Mosser Event Vesting RSUs.

Grant of Stock Options

On March 5, 2022, the Committee and the Board approved the grant of a non-qualified stock option exercisable for up to 600,000 shares of our common stock to Mr. Patel. One-half of the shares vested on the grant date and the remaining shares will vest on March 5, 2023. The exercise price is $2.85 per share and the non-qualified stock option has a ten-year term.

On March 5, 2022, the Committee and the Board approved the grant of a non-qualified stock option exercisable for up to 500,000 shares of our common stock to Mr. Mosser. One-half of the shares vested on the grant date and the remaining shares will vest on March 5, 2023. The exercise price is $2.85 per share and the non-qualified stock option has a ten-year term.

The above descriptions of the non-qualified stock options do not purport to be complete and are qualified in their entirety by the full text of the form of non-qualified stock option, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Base Salary

On March 9, 2022, the Committee approved an annual base salary equal to $300,000 for Mr. Patel and $240,000 for Mr. Mosser. The annual base salaries will be reviewed by the Committee on an annual basis.

Termination of Cash Bonus

The Board previously approved a cash bonus award to (i) Mr. Patel equal to $30,000 for every $25 million in gross revenues generated by us (the “Patel Cash Bonus Award”) and (ii) Mr. Mosser equal to $20,000 for every $25 million in gross revenues generated by us (the “Mosser Cash Bonus Award” and, together with the Patel Cash Bonus Award, the “Cash Bonus Awards”). On March 9, 2022, the Committee terminated the Cash Bonus Awards.

ITEM 9.01 FINANCIAL STATEMENTS

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Non-Qualified Stock Option
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: March 10, 2022	By:	/s/ Nirajkumar Patel
Nirajkumar Patel
Chief Executive Officer and a Director